                           Q COMM INTERNATIONAL, INC.

                       Option for the Purchase of 200,000
                             Shares of Common Stock
                                Par Value $0.001

                             STOCK OPTION AGREEMENT

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

      This is to certify that, for value received, JOHN T. HICKEY (the "Optionee") is entitled to purchase from Q COMM INTERNATIONAL, INC. (the "Company"), on the terms and conditions hereinafter set forth, all or any part of 200,000 shares ("Option Shares") of the Company's common stock, par value $0.001 (the "Common Stock"), at the purchase price of $1.50 per share ("Option Price"). Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee. If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement.

      This option is granted subject to the following further terms and conditions:

      1. This option shall vest with respect to a maximum of 200,000 Option Shares (the "Performance Option Shares"), subject to continued employment by the Company or its subsidiary, Q Comm, Inc., and become exercisable as stated below and the option shall expire on April 30, 2004:

      (a) 12,500 Performance Option Shares on each of May 3, and November 3, 1999, and May 3 and November 3, 2000;

      (b) 10,000 Performance Option Shares on January 1, 2000, if the Company secures financing in equity or debt by December 31, 1999 for at least $500,000; or 20,000 Performance Option Shares on March 31, 2000, if the financing is at least $1,000,000; or 30,000 Performance Option Shares on March 31, 2000, if the financing is at least $1,500,000.

      (c) 10,000 Performance Option Shares on March 31, 2001, if the Company's gross revenue from operations for the year ending December 31, 2000, as shown on the Company's audited financial statements (the "2000 Revenue Measure") is at least

            $6,000,000; or 20,000 Performance Option Shares on March 31, 2001, if the 2000 Revenue Measure is at least $8,000,000; or 30,000 Performance Option Shares on March 31, 2001, if the 2000 Revenue Measure is at least $10,000,000; or 40,000 Performance Option Shares on March 31, 2001, if the 2000 Revenue Measure is at least $12,000,000; or 50,000 Performance Option Shares on March 31, 2001, if the 2000 Revenue Measure is at least $14,000,000 and

      (d) 25,000 Performance Option Shares on May 29, 2000, if the average Fair Market Value per share of Common Stock (as defined under paragraph 3(e), below) over the four week period ending May 26, 2000 (the "Price Measure") is at least $3.00 per share and the average weekly trading volume during said period is at least 20,000 shares; or 37,500 Performance Option Shares on May 29, 2000, if the Price Measure is at least $4.00 per share and the average weekly trading volume during the four week period ending May 26, 2000, is at least 20,000 shares; or 50,000 Performance Option Shares on May 29, 2000, if the Price Measure is at least $5.00 per share and the average weekly trading volume during the four week period ending May 26, 2000, is at least 20,000 shares; or 70,000 Performance Option Shares on May 29, 2000, if the Price Measure is at least $6.00 per share and the average weekly trading volume during the four week period ending May 26, 2000, is at least 20,000 shares.

In the event the Employment Agreement between the Company and Optionee dated May 3, 1999 (the "Employment Agreement"), is terminated by the Company for Cause as defined in paragraph 14 of the Employment Agreement or is terminated by the Optionee without Good Reason as defined in paragraph 14 of the Employment Agreement, the right to exercise this option with respect to any of the Performance Option Shares shall expire and terminate concurrently with the termination of employment.

In the event the Employment Agreement is terminated by the Company without Cause as defined in paragraph 14 of the Employment Agreement or is terminated by the Optionee with Good Reason as defined in paragraph 14 of the Employment Agreement, the right to exercise this option with respect to any of the Performance Option Shares that are subject to vesting on the occurrence of future events following the date of termination shall immediately vest and be exercisable in accordance with the terms hereof.

In the event there is a Change in Control of the Company (as hereinafter defined), the right to purchase all Performance Option Shares vested as of the date of the Change in Control shall expire 120 days following the date of the Change in Control, and all Performance Option Shares subject to vesting on the occurrence of future events following the date of the Change in Control shall immediately vest and expire 120 days following the date of the Change in Control. For purposes of this Agreement, a "Change in Control" means the occurrence of any one or more of the following:

      (i) Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), (other than the Company, a majority-owned subsidiary of the Company, an affiliate of the Company within the meaning of the Exchange Act, or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing 50% or more of the combined voting power of the then outstanding securities of the Company or such successor;

      (ii) At any time that the Company has shares registered under the Exchange Act at least 50% of the directors of the Company constitute persons who were not at the time of their first election to the board of directors of the Company, candidates proposed by a majority of such board of directors in office prior to the time of such first election; or

      (iii) (A) the dissolution of the Company or liquidation of more than 50% in value of the Company or a sale of assets involving 50% or more in value of the assets of the Company, (B) any merger or reorganization of the Company whether or not another entity is the survivor, pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, (C) a transaction or related set of transactions (including without limitation a merger or tender offer together with a related purchase of shares by the tender offeror in the market) pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (D) any other event which the board of directors of the Company determines, in its discretion, would materially alter the structure of the Company or its ownership.

      2. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

      (a) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of attached to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

      (b) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

            (i) full payment in cash or by check made payable to the Corporation's order;

            (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

            (iii) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order;

            (vi) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide concurrent irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

            (v) full payment through conversion of the option to purchase Option Shares into the number of fully paid and nonassessable Option Shares calculated pursuant to the following formula:

                        X = Y(A-B)
                            ------
                              A

                        where: X = the number of Option Shares to be issued to the Optionee;

                        Y = the number of Option Shares for which the conversion right is being exercised;

                        A = the Fair Market Value per share as of the date of exercise of such conversion right; and

                        B  =  the Option Price with respect to such Option
                        Shares.

      (c) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

      (d) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice.

      (e) For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the mean between the highest "bid" and lowest "offered" quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Common Stock), as reported by the Nasdaq National Market or any successor system.

            (ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            (iii) If the Common Stock is not listed on such date on any national securities exchange nor included in the Nasdaq National Market, but is traded in the over-the-counter market, the highest "bid" quotation of a share of Common Stock on such date (or if none, on the most recent date on which there were bid quotations of a share of Common Stock), as reported on the Nasdaq Smallcap Market or the NASD OTC Bulletin Board, as applicable.

      (f) Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option Shares as of the Exercise Date.

      4. The Optionee acknowledges that the shares subject to this option have not and will not be registered as of the date of exercise of this option under the Securities Act or the securities laws of any state. The Optionee acknowledges that this option and the shares issuable on exercise of the option, when and if issued, are and will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements. The Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Option Shares may be practicably impossible. The Optionee shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this option.

      5. The number of Option Shares purchasable upon the exercise of this option and the Option Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement. The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded up to the nearest whole share.

      6. The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems necessary to satisfy any income tax withholding obligation under federal or state law.

      7. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.

      8. This option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised.

      9. The Company may deem and treat the registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

      10. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

      11. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Utah, without regard to the principles of conflicts of law thereof.

      12. Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

      IN WITNESS WHEREOF, the Company has caused this option to be executed by the signature of its duly authorized officer, effective this 3rd day of May, 1999.

                                                  Q COMM INTERNATIONAL, INC.


                                                  By /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                     Duly Authorized Officer

      The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.


                                                   /s/ John T. Hickey
                                                   -----------------------------
                                                   John T. Hickey